UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 12, 2025 (March 5, 2025)

FORMATION MINERALS, INC.

(Exact Name of Registrant as Specified in Charter)

Nevada	001-41209	87-2406468
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box 67

Jacksboro, Texas 76458

(Address of Principal Executive Offices) (Zip Code)

972-217-4080

(Registrant’s Telephone Number, Including Area Code)

Securities registered pursuant to Section 12(b) of the Act: None

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

In this Current Report on Form 8-K, the terms “we”, “us”, “our” and the “Company” refer to Formation Minerals, Inc., a Nevada corporation, unless the context indicates otherwise.

Item 1.01. Entry into a Material Definitive Agreement.

The information set forth in Item 2.03 of this Current Report on Form 8-K is incorporated by reference into this Item 1.01

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On March 5, 2025, (the “Issue Date”) the Company issued and sold to Alumni Capital, LP, a Delaware limited partnership (“Alumni”), a Promissory Note (the “Alumni Note”) in the principal amount of $60,000, for a purchase price of $50,000, reflecting an original issue discount of $10,000, which matures on May 5, 2025, pursuant to a Securities Purchase agreement (the “Alumni Purchase Agreement”), dated as of May 5, 2025, by and between the Company and Alumni.

The Company intends to use the net proceeds from the issuance of the Alumni Note for legal and general working capital purposes, subject to the limitations described in the Alumni Purchase Agreement and the Alumni Note.

The note carries an interest rate of 10% of the principal amount per calendar year from the issue date. Accrued, unpaid interest and outstanding principal, subject to adjustments, must be paid by the Company to Alumni on or prior to May 5, 2025 (the “Maturity Date”). The Company has the right to accelerate payments or prepay in full at any time without prepayment penalty. Any amount of principal or interest on the Alumni Note which is not paid when due shall bear interest at the rate of 22% per annum from the date due thereof until the same is paid.

The Alumni Note contains events of default customary for this type of transaction. Upon an Event of Default (as defined in the Alumni Note), Alumni may, among other things, accelerate the due date of the unpaid principal amount of, and all accrued and unpaid interest on, the Alumni Note. Upon an event of default, interest will accrue at a default interest rate of 22%.

At any time following an Event of Default (as defined in the Alumni Note), Alumni has the right to convert all or any part of the outstanding and unpaid amount of the Alumni Note into fully paid and non-assessable shares of common stock, par value $0.01, of the Company (the “Company Common Stock”), or any shares of capital stock or other securities of the Company into which such shares of Company Common Stock is changed or reclassified at the conversion price provided in the Alumni Note. In connection with each conversion, Alumni is entitled to deduct $500 from the conversion amount to cover Alumni’s deposit fees associated with each notice of conversion. Any additional expenses incurred by Alumni with respect to the Company’s transfer agent, for the issuance of the shares of Company Common Stock into which the Alumni Note is convertible into, will immediately and automatically be added to the balance of the Alumni Note at such time as the expenses are incurred by Alumni. The conversion price (the “Conversion Price”) is equal to 60% multiplied by the lowest trading price for the shares of Company Common Stock during the thirty (30) trading days prior to the date on which Alumni elects to convert (representing a discount rate of 40%). The conversion of the Alumni Note is subject to a beneficial ownership limitation of 4.99% of the number of shares of Company Common Stock issued and outstanding immediately after giving effect to such exercise. Failure of the Company to so convert the Alumni Note and deliver the Company Common Stock when due will result in the Company paying Alumni a penalty equal to $1,000 per day for each day beyond such deadline.

The Alumni Purchase Agreement contains customary representations, warranties, covenants and closing conditions for a transaction such as the Alumni loan. Certain of the representations and warranties contained in the Alumni Purchase Agreement were made as of a specified date, may be subject to a contractual standard of materiality different from what might be viewed as material to our stockholders or may have been used for the purpose of allocating risk between the parties to the Alumni Purchase Agreement. Accordingly, the representations and warranties contained in the Alumni Purchase Agreement are not necessarily characterizations of the actual state of facts with respect to us at the time they were made or otherwise, and investors should not rely on them as statements of fact. Moreover, information concerning the subject matter of the representations, warranties and covenants may have changed after the date of the Alumni Purchase Agreement, which subsequent information may not be fully reflected in our public disclosures.

The foregoing descriptions of the Alumni Purchase Agreement and the Alumni Note are summaries and, as such, do not purport to be complete and are subject to and qualified in their entirety by reference to the full text of the Alumni Purchase Agreement and the Alumni Note, copies of which are filed as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K, each of which are incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities

The disclosure set forth above in Item 2.03 of this Current Report on Form 8-K relating to the issuance of the Alumni Note is incorporated by reference herein. The Alumni Note was, and, unless subsequently registered, the shares of Company Common Stock underlying the Alumni Note will be, issued in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended, and/or Regulation D promulgated thereunder, as no general solicitation was used in the offer and sale of such securities.

Investment Banking Fees

Enclave Capital LLC (“Enclave”) acted as investment banker in connection with the Purchase Agreement and will receive a cash fee equal to 8.0% of the aggregate consideration received by the Company at each closing under the Purchase Agreement pursuant to a letter agreement dated November 6, 2024 between the Company and Enclave, in addition to reimbursement of Enclave’s out-of-pocket expenses in connection with the services rendered up to an aggregate of $50,000 for all services rendered thereunder.

Item 9.01. Financial Statements and Exhibits.

Exhibits

10.1	Securities Purchase Agreement, dated as of May 5, 2025, by and between Formation Minerals, Inc. and the Investor signatory thereto.
10.2	Promissory Note dated as of May 5, 2025, by and between Formation Minerals, Inc and the Investor signatory thereto
104	Cover Page Interactive Data File. (Embedded within the Inline XBRL document.)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 12, 2025

FORMATION MINERALS, INC.

By:	/s/ Scott A. Cox
Scott A. Cox
President, Chief Executive Officer and Chief Financial Officer

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